July 30, 2007

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read EastBridge Investment Group Corporation’s statements included under Item 4.01 of its Form 8-K filed on July 30, 2007, and we agree with such statements concerning our firm.

Yours truly,

/s/ Jaspers + Hall, PC

Jaspers + Hall, PC